UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56090	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2

(Address of Principal Executive Offices) (Zip Code)

702-803-9404

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PHBI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement with JanBella Group, LLC.

Pharmagreen Biotech, Inc., a (“NV”) corporation (the “Company”) and JanBella Group, LLC. (the “Investor”) have entered into a Securities Purchase Agreement dated as of November 2nd, 2022 (the “Agreement”) providing for the issuance of the Convertible Promissory Note in the principal amount of $50,000 (the “Note”).

The Note is due and payable on May 1, 2023 following the issue date and bears a one-time interest charge of ten percent (10%) (the “Interest Rate”) shall automatically accrue on the Issuance Date to the Principal Amount in the amount of $5,000. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of (i) twenty two percent (22%) per annum, or (ii) the highest rate permitted by law, from the due date thereof until the same is paid.

At any time 120 days following the issuance of this Note, the holder shall have the right, to convert all or any part of the outstanding and unpaid amount of this Note (including interest) into fully paid and non-assessable shares of Common Stock. The conversion price shall mean 57.5% multiplied by the average of the 3 lowest Trading Price for the Common Stock for the 15 Trading Days prior to the Conversion Date (representing a discount rate of 42.5%)

The Company is entitled to prepay the convertible note at the rate of 125% during the 120 days following the issue date. After the expiration of one hundred and twenty (120) days following the Issue Date, the Borrower shall have no right of prepayment.

ITEM 3.02 Unregistered Sales Of Equity Securities.

The issuance of a convertible promissory note to JanBella Group, LLC was made to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4 (2) of the Securities Act of 1933.

The description of the transaction contemplated by this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Section 8 - Other Events

ITEM 8.01 OTHER EVENTS.

On November 28, 2022, the Company entered into a Product Endorsement Agreement with Tyrell Crosby. The term of the agreement is one year and a half and shall be renewed by mutual consent of both parties, for an additional year on the anniversary of the agreement unless otherwise terminated.

For Company Products endorsement, Tyrell shall receive 10,000,000 common shares to be the brand ambassador for “NutraMax Genomic Supplement”, enteric capsule, a proprietary blend of nine medicinal mushrooms and six medicinal plants including any and all future formulations.

Where Company seeks Tyrell to appear on its behalf at any scheduled event, scheduled show, or other public or private venue, then the Company shall pay for travel, accommodations and meals (if required), additionally pay to Tyrell $1,000 per day (not including travel days) for the specific event time and will secure in writing from Tyrell concurrence as to the conditions of the appearance, the specific event, the time and the place.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

99.1	SPA

99.2	Promissory Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pharmagreen Biotech Inc.

Dated: November 28, 2022	By:	/s/ Peter Wojcik
Peter Wojcik
Chief Executive Officer, Director

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